SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------


                                   FORM 8-K/A
                                (Amendment No. 3)


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): February 15, 1996

                                 PRESSTEK, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                     0-17541                     02-0415170
(State or other jurisdiction       (Commission                (I.R.S. Employer
    of incorporation)              File Number)              Identification No.)

8 Commercial Street, Hudson, New Hampshire                                03051
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (603) 595-7000


- --------------------------------------------------------------------------------
           Former name or former address, if changed since last report

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

         (a)  Financial statements of business acquired.

         CATALINA COATINGS, INC.

         Report of Independent Certified Public Accountants               F-1

         Balance Sheets as of December 31, 1994 and 1995                F-2-3

         Statements of Operations for the Years Ended
         December 31, 1993, 1994, and 1995                                F-4

         Statements of Changes in Stockholders' Equity
         For the Years Ended December 31, 1993, 1994, and 1995            F-5

         Statements of Cash Flows for the Years Ended
         December 31, 1993, 1994, and 1995                              F-6-7

         Notes to Financial Statements                                 F-8-14

         (b) Pro forma financial information

         PRESSTEK, INC.

         Introduction                                                    PF-1

         Pro forma combined condensed balance sheet
         as of December 30, 1995                                         PF-2

         Pro forma combined condensed statement of
         operations for the year ended December 30, 1995                 PF-3

         Notes to pro forma combined condensed financial
         statements                                                    PF-4-5

         (c) Exhibits.

             23. Consent of BDO Seidman, LLP

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors
Catalina Coatings, Inc.

We have audited the accompanying balance sheets of Catalina Coatings, Inc. as of December 31, 1994 and 1995, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Catalina Coatings, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/ BDO Seidman, LLP

New York, New York
February 9, 1996

                             CATALINA COATINGS, INC.
                                 BALANCE SHEETS
                           December 31, 1994 and 1995

                                     ASSETS

                                                      December 31,  December 31,
                                                          1994           1995
                                                       ----------     ----------
Current Assets:
  Cash and cash equivalents (Note 1)                   $  843,352     $  943,980
  Available for sale security (Note 2)                    291,414           --
  Accounts receivable, net of allowance
    for doubtful accounts of $2,000                        98,894        168,313
  Inventory (Notes 1 and 3)                                31,900         31,900
  Prepaid expenses                                           --           27,235
  Interest receivable from related
    party (Note 6)                                           --            4,805
  Costs and estimated earnings
    in excess of billings on
      uncompleted contracts (Notes 1 and 3)                  --        1,019,581
                                                       ----------     ----------

        Total Current Assets                            1,265,560      2,195,814
                                                       ----------     ----------

Property and Equipment, Net (Notes 1 and 4)                92,208        366,155
                                                       ----------     ----------

Other Assets:

  Note receivable from related party (Note 6)                --          244,317
  Deposits                                                  2,000          1,435
  Intangible assets, net (Notes 1 and 5)                   61,234        159,523
                                                       ----------     ----------

        Total Other Assets                                 63,234        405,275
                                                       ----------     ----------

                                                       $1,421,002     $2,967,244
                                                       ==========     ==========


                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             CATALINA COATINGS, INC.
                           BALANCE SHEETS (Continued)
                           December 31, 1994 and 1995

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                     December 31,   December 31,
                                                         1994          1995
                                                     -----------    -----------
Current Liabilities:
  Loan payable to stockholder (Note 6)               $     2,919    $     2,919
  Accounts payable                                         9,019        320,642
  Interest payable to stockholder (Note 6)                 6,554          6,554
  Accrued expenses                                          --           95,162
  Billings in excess of costs
    and estimated earnings on
      uncompleted contracts (Notes 1 and 3)            1,029,612        684,406
                                                     -----------    -----------

        Total Current Liabilities                      1,048,104      1,109,683
                                                     -----------    -----------


Commitments and Contingencies (Notes 7 and 9)

Stockholders' Equity:
  Common stock, $1 par value; 1,000,000
    shares authorized, 12,250 issued
    and outstanding (Note 8)
      Series A                                            12,250         10,000
      Series B                                              --            2,250
  Retained earnings                                      362,898      1,847,561
                                                     -----------    -----------
                                                         375,148      1,859,811
  Stock subscriptions receivable                          (2,250)        (2,250)
                                                     -----------    -----------
                                                         372,898      1,857,561
                                                     -----------    -----------
                                                     $ 1,421,002    $ 2,967,244
                                                     ===========    ===========


                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             CATALINA COATINGS, INC.
                            STATEMENTS OF OPERATIONS
              For The Years Ended December 31, 1993, 1994 and 1995



                                      December 31,   December 31,   December 31,
                                          1993           1994           1995
                                      -----------    -----------    -----------
Sales (Note 7)                        $   989,489    $ 1,368,131    $ 5,376,405

Cost of sales                             464,359        462,718      3,141,400
                                      -----------    -----------    -----------
Gross Profit                              525,130        905,413      2,235,005


General and administrative expense        440,208        493,101        803,730
                                      -----------    -----------    -----------
Operating income                           84,922        412,312      1,431,275
                                      -----------    -----------    -----------

Other Income (Expense):
  Interest expense                        (12,768)       (12,380)        (3,259)
  Interest income                            --            7,392        105,499
  Gain on sale of investment                 --             --            8,586
  Loss on sale of property and
    equipment                              (1,000)          --             --
  Write-down of intangible asset          (41,625)          --             --
                                      -----------    -----------    -----------
                                          (55,393)        (4,988)       110,826
                                      -----------    -----------    -----------
Net Income                            $    29,529    $   407,324    $ 1,542,101
                                      ===========    ===========    ===========






                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             CATALINA COATINGS, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              For The Years Ended December 31, 1993, 1994 and 1995


                                Common Stock                                                             Total
                    -------------------------------           Retained             Stock              Stockholders'
                       Number              Share              Earnings          Subscription             Equity
                     of Shares             Value             (Deficit)           Receivable            (Deficit)
                    -----------         -----------         -----------          -----------          -----------
Balance,
  December
  31, 1992               10,000         $    10,000         $   (12,735)         $      --            $    (2,735)

Sale of
  stock                   2,250               2,250                --                 (2,250)                --

Net income                 --                  --                29,529                 --                 29,529

Stock-
  holders'
  distribu-
  tions                    --                  --               (61,220)                --                (61,220)
                    -----------         -----------         -----------          -----------          -----------
Balance,
  December
  31, 1993               12,250              12,250             (44,426)              (2,250)             (34,426)

Net income                 --                  --               407,324                 --                407,324
                    -----------         -----------         -----------          -----------          -----------
Balance,
  December
  31, 1994               12,250              12,250             362,898               (2,250)             372,898

Net income                 --                  --             1,542,101                 --              1,542,101

Stock-
  holders'
  distribu-
  tions                    --                  --               (57,438)                --                (57,438)
                    -----------         -----------         -----------          -----------          -----------
Balance,
  December
  31, 1995               12,250         $    12,250         $ 1,847,561          $    (2,250)         $ 1,857,561
                    ===========         ===========         ===========          ===========          ===========




                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             CATALINA COATINGS, INC.
                            STATEMENTS OF CASH FLOWS
              For The Years Ended December 31, 1993, 1994 and 1995


                                        December 31,   December 31,   December 31,
                                            1993           1994          1995
                                        -----------    -----------    -----------
Increase (Decrease) in Cash:

Cash flows from operating activities:
  Cash received from customers          $   955,576    $ 2,330,762    $ 3,942,199
  Cash paid to suppliers and
    employees                              (878,749)      (969,468)    (3,510,402)
  Interest paid                              (5,846)       (12,748)        (3,259)
  Interest received                            --            7,392        100,694
                                        -----------    -----------    -----------
        Net cash provided by
          operating activities               70,981      1,355,938        529,232
                                        -----------    -----------    -----------
Cash flows from investing activities:
  Cash from sale of property and
    equipment                                 3,000           --             --
  Purchase of property and equipment        (23,365)       (41,302)      (311,660)
  Purchase of intangible asset              (20,000)       (45,234)          --
  Costs to develop intangible assets           --             --         (115,189)
  Purchase of available for sale
    securities                                 --         (291,414)          --
  Proceeds from sale of available for
    sale securities                            --             --          300,000
  Disbursements for note receivable
    from related party                         --             --         (244,317)
                                        -----------    -----------    -----------
        Net cash used by investing
          activities                        (40,365)      (377,950)      (371,166)
                                        -----------    -----------    -----------
Cash flows from financing activities:
  Stockholder distributions                 (61,220)          --          (57,438)
  Proceeds from note payable to
    stockholder                                --            2,919           --
  Payments on note payable to
    stockholder                                --         (137,555)          --
                                        -----------    -----------    -----------
        Net cash used by financing
          activities                        (61,220)      (134,636)       (57,438)
                                        -----------    -----------    -----------
Net increase (decrease) in cash and
  cash equivalents                          (30,604)       843,352        100,628

Cash and cash equivalents at
  beginning of year                          30,604           --          843,352
                                        -----------    -----------    -----------
Cash and cash equivalents at
  end of year                           $      --      $   843,352    $   943,980
                                        ===========    ===========    ===========



                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             CATALINA COATINGS, INC.
                      STATEMENTS OF CASH FLOWS (Continued)
              For The Years Ended December 31, 1993, 1994 and 1995


                                       December 31,   December 31,   December 31,
                                           1993           1994           1995
                                       -----------    -----------    -----------
Reconciliation of net income to net
  cash provided by operating
  activities:

    Net income                         $    29,529    $   407,324    $ 1,542,101
                                       -----------    -----------    -----------

Adjustments to reconcile net income
  to net cash provided (used) by
  operating activities:

    Depreciation and amortization           16,443          8,008         54,613
    Loss on sale of property and
      equipment                              1,000           --             --
    Write-down of intangible asset          41,625           --             --
    Gain on sale of available for
      sale security                           --             --           (8,586)

Changes in Assets and Liabilities:
    Accounts receivable                    (33,913)       (64,981)       (69,419)
    Inventory                                1,100           --             --
    Prepaid expenses                         2,903           --          (27,235)
    Interest receivable from related
      party                                   --             --           (4,805)
    Costs and estimated earnings
      in excess of billings on
        uncompleted contracts                 --             --       (1,019,581)
    Deposits                                  --           (2,000)           565
    Accounts payable                         5,445        (21,657)       311,623
    Interest payable to stockholder          6,922           (368)          --
    Accrued expenses                           (73)          --           95,162
    Billings in excess of costs
      and estimated earnings on
        uncompleted contracts                 --        1,029,612       (345,206)
                                       -----------    -----------    -----------
                                            41,452        948,614     (1,012,869)
                                       -----------    -----------    -----------
        Net cash provided by
          operating activities         $    70,981    $ 1,355,938    $   529,232
                                       ===========    ===========    ===========



                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             CATALINA COATINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.        Summary of Significant Accounting Policies:

          Organization, Business and Use of Estimates:

          Catalina Coatings, Inc. is a Corporation organized under the laws of the State of Arizona. The Corporation was approved by the State of Arizona on October 14, 1991. The principal business of the Corporation is the manufacture and sale of specialized coating machines and related research and development projects, for which the Company has customers worldwide.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Revenue and Cost Recognition:

          Revenues and costs from fixed-price and modified fixed-price production contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to the estimated total of direct costs for each contract. Direct costs include, among other things, direct labor, direct materials and direct overhead. General and administrative expenses are accounted for as period costs and are, therefore, not included in the calculation of the estimates to complete construction contracts in progress. Material project losses are provided for in their entirety without reference to the percentage-of-completion. As contracts can extend over one or more accounting periods, revisions in costs and earnings estimated during the course of the work are reflected during the accounting period in which the facts that required such revisions become known.

          Research and Development Costs:

          Research and development costs are expensed as incurred for financial reporting purposes. Such reimbursed costs were not material in any period.

          Cash and Cash Equivalents:

          Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

                  Inventory:

          Inventory is stated at the lower of cost, first-in,  first-out method,
          or  market.   Inventory  quantities  are  reviewed   periodically  for
          obsolescence.

                             CATALINA COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

1.        Summary of Significant Accounting Policies: (Continued)

          Property and Equipment:

          Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets which range from 5 to 10 years. Depreciation expense was $14,443, $6,008, and $37,713, for the years ended December 31, 1993,
          1994 and 1995, respectively.

          Intangible Assets:

          The Company  purchased a license to use certain  patented  technology,
          along  with  the  right  to  sub-license   this  technology  to  other
          companies. The Company's license is recorded at cost, net of accumulated amortization. The costs are being amortized ratably over the estimated useful life of ten (10) years. The Company recorded amortization expense of $2,000 for the years ended December 31, 1993, 1994 and 1995, respectively.


          The Company internally develops software to control the machines sold by the Company. Upon achievement of technological feasibility, software development is deferred and is being amortized over the greater of the ratio that current gross revenues bear to total estimated gross revenues or the straight line method over the estimated useful life of five years. The Company recorded amortization expense of $14,900 for the year ended December 31, 1995 based upon the straight line method.


          The Company defers patent application costs, which represent the cost of preparing and filing applications to patent the Company's proprietary technologies. These costs will be amortized ratably over their expected useful lives upon issuance of the related patents, or expensed if such patents are not issued. The Company did not amortize any expense for the year ended December 31, 1995 as all patent applications are pending.

          Income Taxes:

          Effective October 14, 1991, the Company elected to be treated as a Sub-Chapter S Corporation for federal and state tax reporting purposes. As such, all taxable income and available tax credits are passed from the corporate entity to the individual stockholders. It is the responsibility of the individual stockholders to report the taxable income and tax credits, and pay the resulting taxes.

2.        Investments:

          Available for Sale Securities:

          Available for sale securities are debt and equity securities purchased and held for the purpose of selling over an undetermined period and are reported at fair value, with unrealized gains and losses reported as separate component of stockholders' equity.

                             CATALINA COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

2.       Investments: (Continued)

         Available for Sale Securities: (Continued)

         At December 31, 1994, the Company had securities classified as available for sale, as follows:

                                                                     Unrealized
                                                     Amortized         Holding
                                  Fair Value           Cost              Gain
                                  ----------           ----              ----

        U.S. Treasury Bill        $  291,414        $  291,414       $    --
                                  ==========        ==========       ==========

        Realized gains and losses are determined on the specific identification basis. During the year ended December 31, 1995, the Company recognized a gain on the sale of available for sale securities of $8,586.

3.      Inventory and Contract Costs:

        At December 31, 1994 and 1995, inventory consists of the following:

                                                       December 31,           December 31,
                                                          1994                   1995
                                                       ----------             ----------
        Raw materials                                  $   31,900             $   31,900
                                                       ==========             ==========

        At December 31, 1994 and 1995, contract costs consist of the following:


                                                       December 31,           December 31,
                                                          1994                   1995
                                                       ----------             ----------
        Costs incurred on uncompleted contracts        $  119,426             $3,155,448
        Estimated earnings                                 51,762              1,558,527
                                                       ----------             ----------
                                                          171,188              4,713,975
        Less: Billings to date                          1,200,800              4,378,800
                                                       ----------             ----------
                                                      $(1,029,612)            $  335,175
                                                       ==========             ==========

        Included in accompanying balance sheets
          under the following captions:

        Costs and estimated earnings in excess
          of billings on uncompleted contracts        $     --                $1,019,581
        Billings in excess of costs and
          estimated earnings on uncompleted
          contracts                                    (1,029,612)              (684,406)
                                                       ----------             ----------
                                                      $(1,029,612)            $  335,175
                                                       ==========             ==========

                             CATALINA COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

4.      Property and Equipment:

        At December 31, 1994 and 1995, property and equipment consists of the following:


                                             December 31,           December 31,
                                               1994                   1995
                                             ----------             ----------
        Machinery and equipment                 96,020             $  328,114
        Furniture and fixtures                  19,365                 37,233
        Leasehold improvements                  14,305                 76,003
                                             ---------             ----------
                                               129,690                441,350
        Less: accumulated depreciation         (37,482)               (75,195)
                                             ---------             ----------

                                                92,208             $  366,155
                                             =========             ==========

5.      Intangible Assets:

        At December 31, 1994 and 1995, intangible assets consist of the following:

                                             December 31,           December 31,
                                                1994                   1995
                                             ----------             ----------
        License                              $   20,000             $   20,000
        Less: accumulated amortization           (4,000)                (6,000)
                                             ----------             ----------
                                                 16,000                 14,000
                                             ----------             ----------
        Software development                     45,234                127,513
        Less: accumulated amortization             -                   (14,900)
                                             ----------             ----------
                                                 45,234                112,613
                                             ----------             ----------
        Patent                                     -                    32,910
                                             ----------             ----------
                                             $   61,234             $  159,523
                                             ==========             ==========

                             CATALINA COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

6.      Related Party Transactions:

        Note Receivable from Related Party:

        At December 31, 1994 and 1995, note receivable from related party consists of the following:

                                                           December 31,           December 31,
                                                               1994                   1995
                                                           ----------             ----------
        9% note receivable due to a Company
        controlled by the majority stockholders
        of the Company. The note is due on demand;
        unsecured.                                          $     -                $  244,317
                                                            ==========             ==========

        For the year ended December 31, 1995, the Company incurred and accrued interest income in relation to the foregoing note receivable in the amount of $4,804. Although the note receivable is due on demand, management has no intention to exercise their demand rights within the current operating cycle. As such, the note receivable has been reported as a long-term asset in the accompanying financial statements for the year ended December 31, 1995.

        Loan Payable to Stockholder:

        At December 31, 1994 and 1995, loan payable to stockholder consists of the following:

                                                           December 31,           December 31,
                                                              1994                   1995
                                                           ----------             ----------
        Loan payable to majority stockholder,
        with no stated interest or repayment
        schedule, due on demand; unsecured.                $    2,919             $    2,919
                                                           ==========             ==========

        For the years ended December 31, 1993 and 1994, the Company incurred interest expense in relation to a note payable to a stockholder in the amounts of $12,768 and $12,380, respectively. Additionally, the Company has interest payable to stockholder of $6,554 as of December 31, 1994 and 1995, respectively.

7.      Commitments and Contingencies:

        Concentration of Credit Risk:

        The Company maintains cash balances at various financial institutions. Deposits not to exceed $100,000 at the financial institutions are insured by the Federal Deposit Insurance Corporation.

        At December 31, 1994 and 1995, the Company has uninsured cash of approximately $791,700 and $886,200, respectively.

                             CATALINA COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

7.      Commitments and Contingencies: (Continued)

        Product Warranty:

        The Company sells its manufactured machines with a one (1) year warranty. As of December 31, 1995, the Company included a provision of $36,360 for estimated warranty claims. The provision is based on management's past experience with similar machines. Management will adjust the provision as future experience dictates.

        Committed Costs:

        The Company is committed to purchase agreements for special parts in progress as of December 31, 1995. The Company has estimated that as of December 31, 1995, the Company has an unrecorded commitment of approximately $243,000. If the committed costs were included in work in progress, the Company would recognize additional net income of approximately $137,300.

        Economic Dependency:

        For the year ended December 31, 1995, the Company had one (1) customer that accounted for approximately eighty-five percent (85%) of the Company's revenue.

 8.     Stockholders' Equity:

        On December 5, 1995, the Company's Board of Directors approved the creation of three (3) different series of common stock. Series A has no preferences, restrictions, or qualifications. Series B and C are non-voting, and have restrictions regarding transferability.

 9.     Employee Benefit Plan:

        Effective August 1, 1995, the Company implemented a profit sharing plan covering virtually all full-time employees. The plan is designed as a 401(K) profit sharing plan. Employees are permitted to make voluntary contributions to the plan, for which the Company may elect to make a matching contribution up to a certain limitation. For the year ended
        December 31, 1995, the Company made contributions in the amount of $30,000 to the plan.

10.     Statements of Cash Flows:

        Non-Cash Investing and Financing Activities:

        The Company recognized investing and financing activities that affected assets, liabilities, and equity, but did not result in cash receipts or payments. These non-cash activities are as follows:

          In 1993, the Company issued stock and recorded a stock subscription receivable in the amount of $2,250.

                             CATALINA COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

11.     Subsequent Events

        On February 15, 1996, the Company's shareholders agreed to sell 90% of their common stock to Presstek, Inc. for $8.2 million. Also, the Company entered into four year employment agreements with two of the selling shareholders providing for annual compensation aggregating $300,000. In addition, the Company granted an option to the selling shareholders to purchase a total of 5% of the Company's outstanding common stock. The option is exercisable only in the event the Company completes an initial public offering within five years. The option price is to be determined based upon the Board of Directors current assessment of fair value.

                                 PRESSTEK, INC.

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

     On February 15, 1996, Presstek, Inc. (the "Company") acquired 90% of the outstanding common stock (the "Purchased Shares") of Catalina Coatings, Inc., an Arizona corporation ("Catalina"). Catalina is engaged in the development, manufacture and sale of vacuum deposition coating equipment and the licensing and sublicensing of patent rights with respect to vapor deposition process to coat moving webs of material at high rates. The Company intends to continue the business of Catalina which will operate as a subsidiary of the Company. The Purchased Shares were acquired from David G. Shaw ("Shaw"), Marc G. Langlois ("Langlois"), and David G. Shaw and Lynn R. Shaw, as trustees of the David and Lynn Shaw Charitable Remainder Unitrust, dated February 12, 1996 (collectively, the "Selling Shareholders"), pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated and effective as of January 1, 1996 by and among the Company, the Selling Shareholders and John E. Madocks ("Madocks") and Catalina. The aggregate consideration paid by the Company pursuant to the Stock Purchase Agreement was $8,400,000, of which $8,200,000 represented the purchase price of the Purchased Shares and $200,000 represented consideration for the non-competition and confidentiality covenants of Shaw and Langlois.

     A portion of the funds raised from private placements of an aggregate 282,846 shares of the Company's common stock for proceeds of $20,208,758, during February, 1996, was the source of the consideration paid by the Company for the Purchased Shares as well as the non-competition and confidentiality covenants of Shaw and Langlois and the estimated acquisition costs.

     The following financial statements present the Presstek, Inc. Pro Forma Combined Condensed Balance Sheet as of December 30, 1995, and the Pro Forma Combined Condensed Statement of Operations for the year ended December 30, 1995.

     The Pro Forma Combined Condensed Balance Sheet as of December 30, 1995 is presented giving effect to the acquisition as if it occurred on December 30, 1995. The Pro Forma Combined Condensed Statement of Operations for the year ended December 30, 1995 is presented giving effect to the acquisition as if it occurred January 1, 1995.

     The pro forma information is based on each entity's historical financial statements. The acquisition was accounted for as a purchase, with assets acquired and liabilities assumed recorded at fair values.

     The pro forma combined condensed results of operations does not purport to be indicative of the results that actually would have occurred had the acquisition occurred on January 1, 1995.

                                 PRESSTEK, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             AS OF DECEMBER 30, 1995
                                   (Unaudited)

                                                                   CATALINA          PRO FORMA           PRO FORMA
                                               PRESSTEK, INC.    COATINGS, INC.     ADJUSTMENTS          COMBINED
                                               ------------       -----------       -----------          -----------
  ASSETS
Current assets:
                                                                                    $ 8,650,000  (A)
  Cash and cash equivalents                     $ 3,628,021       $   943,980        (8,650,000) (C)    $  4,572,001
  Marketable securities                           3,050,825                --                              3,050,825
  Accounts receivable                             7,888,559           168,313        (   97,100) (B)       7,959,772
  Inventory                                       5,861,743            31,900                              5,893,643
  Costs and estimated earnings
   on uncompleted contracts                              --         1,019,581                              1,019,581
  Other current assets                              350,031            32,040                                382,071
                                               ------------       -----------       -----------          -----------
        Total current assets                     20,779,179         2,195,814        (   97,100)          22,877,893
                                               ------------       -----------       -----------          -----------

Property and equipment - net                      4,291,312           366,155        (   21,300) (B)       4,636,167
                                               ------------       -----------       -----------          -----------

Other assets:

  Excess of cost over net assets acquired                --                --         6,478,195  (C)       6,478,195
  Patent application costs and
   license rights, net                            1,012,147            46,910           300,000  (C)       1,359,057
  Note receivable from related party                      -           244,317                --              244,317
  Other                                             585,980           114,048           200,000  (C)         900,028
                                               ------------       -----------       -----------          -----------
        Total other assets                        1,598,127           405,275         6,978,195            8,981,597
                                               ------------       -----------       -----------          -----------
        TOTAL                                  $ 26,668,618       $ 2,967,244       $ 6,859,795         $ 36,495,657
                                               ============       ===========       ===========          ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses        $  3,942,182       $   425,277       $(   97,100) (B)    $  4,270,359
  Billings in excess of costs and estimated
   earnings on uncompleted contracts                     --           684,406                                684,406
                                               ------------       -----------       -----------          -----------
        Total current liabilities                 3,942,182         1,109,683        (   97,100)           4,954,765
                                               ------------       -----------       -----------          -----------

Minority interest                                                                       185,756  (C)         185,756
                                                                                     ----------           ----------
                                                                                      8,650,000  (A)
                                                                                     (   21,300) (B)
Stockholders' equity                             22,726,436         1,857,561        (1,857,561) (C)      31,355,136
                                               ------------       -----------       -----------          -----------
        TOTAL                                  $ 26,668,618       $ 2,967,244       $ 6,859,795          $36,495,657
                                               ============       ===========       ===========          ===========


          See notes to Pro Forma Combined Condensed Financial Statements

                                 PRESSTEK, INC.

                          PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 30, 1995
                                   (Unaudited)

                                                                   CATALINA         PRO FORMA         PRO FORMA
                                               PRESSTEK, INC.    COATINGS, INC.    ADJUSTMENTS        COMBINED
                                                ------------      -----------       ---------        ------------
Revenues                                        $ 27,611,456      $ 5,376,405       $(234,000) (1)   $ 32,753,861
                                                ------------      -----------       ---------        ------------
Costs and expenses:

  Cost of products sold                           14,923,968        3,141,400        (212,700) (1)     17,852,668
  Engineering and product development,
   marketing, and general and administrative       9,932,797          803,730         416,767  (2)     11,153,294
  Minority interest in net income of subsidiary           --               --         154,210  (3)        154,210
                                                ------------      -----------       ---------        ------------
        Total costs and expenses                  24,856,765        3,945,130         358,277          29,160,172
                                                ------------      -----------       ---------        ------------

Interest income
 and other income (expense) - net                    324,937          110,826                             435,763
                                                ------------      -----------       ---------        ------------

Income before income taxes                         3,079,628        1,542,101        (592,277)          4,029,452

Provision for income taxes                          (220,000)              --              --  (5)       (220,000)
                                                ------------      -----------       ---------        ------------
Net income                                      $  2,859,628      $ 1,542,101       $(592,277)       $  3,809,452
                                                ============      ===========       =========        ============

Net income per common and
 common equivalent share                               $ .18                                                $ .24
                                                         ===                                                  ===

Weighted average number of common
 and common equivalent shares used
 in computation                                   15,855,076                                           15,976,140
                                                  ==========                                           ==========





         See notes to Pro Forma Combined Condensed Financial Statements

                                 PRESSTEK, INC.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE A - BASIS OF PRESENTATION

Reference is made to the introduction at page PF-1

NOTE B - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the combined condensed balance sheet are as follows:

(A) To reflect the source of the consideration of the Purchased Shares, non-competition and confidentiality covenants, and estimated acquisition costs aggregating $8,650,000 (121,064 shares) from the private placements of Presstek, Inc. common stock. Reference is made to the introduction at Page PF-1.

(B) To eliminate effect of intercompany transactions.

(C) To reflect the acquisition of Catalina Coatings, Inc. and the allocation of purchase price on the basis of fair values of the assets acquired and the liabilities assumed. The fair values of Catalina's tangible assets acquired and liabilities assumed approximate their historical amounts. The components of the purchase price and its allocation of assets and liabilities of Catalina Coatings, Inc. are as follows:

Components of Purchase Price:

        Cash to selling shareholders                     $ 8,400,000
        Estimated acquisition costs                          250,000
                                                         -----------
        Total Purchase Price                               8,650,000

Allocation of Purchase Price:
        90% of Stockholders' equity of
         Catalina Coatings, Inc.                          (1,671,805)
        Non-competition and confidentiality
         covenants                                          (200,000)
        Patents and license rights adjustment               (300,000)
                                                         -----------
        Cost in excess of net assets acquired            $ 6,478,195
                                                         ===========

The pro forma adjustments to the combined condensed statement of operations are as follows:

(1)  To eliminate effect of intercompany transactions.

(2) Amortization of excess of cost over fair value of net assets acquired over 20 years, non-competition and confidentiality covenants over 4 years, and patent and license rights adjustment over 7 years, which reflects the remaining life of the license rights. Amortization expense of the patent and license rights was $2,000 in the historical financial statements and $42,857 in the pro forma financial statements as a result of the allocation of the purchase price. There was no change in the amortization period.

(3) To reflect minority interest in net income of subsidiary.

(4) Weighted average shares outstanding have been increased by 121,064 shares to reflect $8,650,000 of the private placement stock offering as if it had occurred at the beginning of the year.

(5) No proforma adjustments have been made for income taxes because Presstek incurred a net operating loss for income tax purposes from compensation deductions relative to stock option plans in excess of Catalina's proforma income.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PRESSTEK, INC.

                                           By:/s/ Robert E. Verrando
                                              --------------------------
                                           Robert E. Verrando
                                           President and Chief Operating Officer


Date: September 3, 1996




                                       -3-